UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                 Completion of Acquisition or Disposition of Assets.

On October 31, 2015, Pandora Media, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of Ticketfly, Inc., a Delaware corporation (“Ticketfly”) pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Ticketfly, Tennessee Acquisition Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), Tennessee Acquisition Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”) and Shareholder Representative Services LLC, a Colorado limited liability company, as stockholders’ agent for the Ticketfly stockholders.

The acquisition was accomplished by the merger of Merger Sub I with and into Ticketfly (the “First Merger”), and upon consummation of the First Merger, Merger Sub ceased to exist and Ticketfly became a wholly owned subsidiary of the Company. The surviving corporation of the First Merger then merged with and into Merger Sub II, which will continue to exist as a wholly owned subsidiary of the Company with the name Ticketfly, LLC. At the closing, all outstanding shares and warrants to purchase shares of Ticketfly were cancelled and vested options were assumed in exchange for an aggregate purchase price of 11,193,847 shares of the Company’s common stock and approximately $191 million in cash. In addition to the purchase price, unvested options and restricted stock units of Ticketfly held by Ticketfly employees were converted into unvested options and unvested restricted stock units to acquire common stock of the Company.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A on October 8, 2015.

Item  9.01                 Financial Statements and Exhibits.

(a)                 Financial Statements of Business Acquired. Financial statements for Ticketfly will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)                 Pro Forma Financial Information. Pro forma financial information reflecting the effect of the merger will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)                 Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated November 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: November 2, 2015	By:	/s/ Stephen Bené
Stephen Bené General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated November 2, 2015